AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

                                       OF

                      SEABULK TRANSMARINE PARTNERSHIP, LTD.

     THIS AMENDMENT to Limited Partnership Agreement made as of the 31st day of May, 1989, among SEABULK TANKERS, LTD. (hereinafter referred to as "General Partner") and Hans J. Hvide, J. Erik Hvide, and Seabulk America Partnership, Ltd. as a Limited Partner (herein referred to as "Limited Partners"). (The General Partner and the Limited Partners are sometimes collectively referred to herein as the "Partners").

                               W I T N E S S E T H:

         WHEREAS, the Partners entered into a Limited Partnership Agreement dated the 30th of August, 1985, as amended through the date hereof, (the "Agreement"); and

         WHEREAS, the Partners desire to amend Sections 2.04, 4.01 and 4.03 of the Agreement so as to reflect the admittance of Seabulk America Partnership, Ltd. as a Limited Partner in the Partnership.

     NOW THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partners agree as follows:

         1. Section 2.04 of the Agreement is deleted in its entirety and the following substituted in its stead:

         "2.04 Names and Addresses or Places of Residence of Partners: The names and places of residence of the General Partner and the Limited Partners are as follows:





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General Partner:                               Address:
Seabulk Tankers, Ltd.                          1900 S.E. 17th Street
                                               Fort Lauderdale, FL 33316

Limited Partners:                              Address:

Hans J. Hvide                                  1900 S.E. 17th Street
                                               Fort Lauderdale, FL 33316

J. Erik Hvide                                  1900 S.E. 17th Street
                                               Fort Lauderdale, FL 33316

Seabulk America                                1900 S.E. 17th Street
         Partnership, Ltd.                     Fort Lauderdale, FL 33316


2. Section 4.01 of the Agreement is deleted in its entirety and the following substituted in its stead:

         "4.01 Initial Capital Contributions: As its initial capital contribution, the General Partner has contributed to the Partnership the Sulzer main engines, together with ancillary machinery and equipment contained in the damaged tank vessel named "Fuji", (as may be renamed), the value of which the parties hereto acknowledge to be $630,000.00, together with sum of $20,000.00. In addition, the General Partner has contributed certain funds to the capital of the Partnership and together the aforesaid contributions shall represent a 33.000% equity interest in the Partnership. As their initial capital contribution to the Partnership, Hans J. Hvide and J. Erik Hvide each have contributed $7, 228.92, which amount represents a 0.165% interest for each in the Partnership. As its initial capital contribution to the Partnership, Seabulk America Partnership, Ltd. has contributed to the Partnership 100% of its interest in the vessel "4102", the value of which the parties hereto acknowledge to be $10,000,000, which contribution represents a 66.67% interest in the Partnership."

3. Section 4.03 of the Agreement is hereby deleted in its entirety and the following substituted in its stead:

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     "4.03  Percentage  Ownership  of the  Partnership  Assets:  The  percentage interest of the General Partner and the Limited Partners in the Partnership assets are as follows:

                                                Percentage:
General Partner:
Seabulk Tankers, Ltd.                           33.000%

Limited Partners;
Hans J. Hvide                                   0.165%
J. Erik Hvide                                   0.165%
Seabulk America Partnership,
         Ltd.                                   66.67%"

4. Except for the foregoing amendments, the Limited Partnership Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Agreement or a counterpart hereof as of the 31st day of May, 1989.

                                        General Partner:
                                        SEABULK TANKERS, LTD.
                                        By: Hvide Marine Transport, Incorporated
                                            Its sole general partner



                                        By:   /s/ Gene Douglas

                                        LIMITED PARTNERS:


                                         /s/ Hans J. Hvide
                                                 Hans J. Hvide



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                                        /s/ J. Erik Hvide
                                                J. Erik Hvide

                                       SEABULK AMERICA PARTNERSHIP, LTD.
                                       By:      Seabulk Tankers, Ltd.
                                                Its sole general partner
                                       By: Hvide Marine Transport Incorporated
                                                its sole general partner



                                       By:     /s/ J. Erik Hvide
                                                President



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